                                                                                                                                    Exhibit 5.1

ELLENOFF GROSSMAN & SCHOLE LLP

150 EAST 42ND STREET

NEW YORK, NEW YORK 10017

TELEPHONE: (212) 370-1300

FACSIMILE: (212) 370-7889

www.egsllp.com

July 15, 2014

CopyTele, Inc.

900 Walt Whitman Road

Melville, NY 11747

            Re: Registration Statement on Form S-3 (File No. 333-193869)

Ladies and Gentlemen:

            We have acted as counsel to CopyTele, Inc., a Delaware corporation (the “Company”), in connection with (i) the above-captioned Registration Statement on Form S-3 and the prospectus contained therein (the “Registration Statement”), filed pursuant to the Securities Act of 1933 (the “Act”), as amended, (ii) the Prospectus Supplement dated July 15, 2014 to the Registration Statement (together with the prospectus contained in the Registration Statement, the “Prospectus”), relating to the issuance and sale by the Company under the Registration Statement of (i) 16,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and (ii) warrants to purchase up to an aggregate of 8,135,000 shares of Common Stock, including warrants to purchase up to 135,000 shares of Common Stock issued to the placement agent in connection with the offering (the “Warrants”). The shares of Common Stock underlying the Warrants are referred to herein as the “Warrant Shares.” The Shares, the Warrants and the Warrant Shares are covered by the Registration Statement. We understand that the Shares, the Warrants and the Warrant Shares are to be offered and sold in the manner set forth in the Prospectus.

            For purposes of this opinion, we have examined such documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion set forth below.  In rendering our opinion, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies.  We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.  As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

          Based upon and subject to the foregoing, we are of the opinion that (i) the Shares have been duly authorized and, when issued and paid for as described in the Prospectus, will be validly issued, fully paid and non-assessable, (ii) provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, then the Warrants, when issued and sold as described in the Prospectus, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity) and implied covenants of good faith and fair dealing, and (iii) the Warrant Shares, when issued upon exercise or exchange of the Warrants in accordance with their terms, will have been duly authorized and validly issued and will be fully paid and non-assessable.

            The opinions expressed herein are limited to the laws of the General Corporation Law of the State of Delaware and the laws of the State of New York, as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein.

            This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Act, and no opinions may be inferred or implied beyond the matters expressly stated herein.  The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

            We consent to the filing of this opinion with the SEC as Exhibit 5.1 to the Company’s Current Report on Form 8-K, dated July 15, 2014, which is incorporated by reference in the Prospectus Supplement to the Registration Statement. We also consent to the reference of our firm under the caption “Experts” in the Prospectus Supplement and in each case in any amendment or supplement thereto.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 and Section 11 of the Act or the rules and regulations of the Securities and Exchange Comission promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Act or the related rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP